AGREEMENT
                                    ---------

                                     BETWEEN
                                     -------

                                DAVID MASTRANGELO
                                -----------------

                                       AND
                                       ---

                               THE RIGHT SOLUTION
                               ------------------


This agreement is made this 19th day of December 2005 between The Right Solutions Gateway at 3230 Pepper Lane, Las Vegas, Nevada 89120, hereinafter referred to as RSG, and David Mastrangelo.

RSG agrees to retain Mastrangelo, and Mastrangelo has agreed to provide certain services on the terms and conditions set out below.


RESPONSIBILITIES  OF  MASTRANGELO:
---------------------------------

Mastrangelo will be responsible to RSG for all training and recruitment. In addition, Mastrangelo will provide services at the request of RSG regarding any issues related to the business and/or the industry.

1. Mastrangelo will consult with RSG on all aspects of their business as well as create and implement important strategies regarding all aspects of training and marketing. Mastrangelo will:

          -    Develop  and  implement  a  training  program  by  March  1, 2006
          - Make changes to rightsolution.com website to effectively add consistency and marketing material
          - Conduct training seminars at the request of RSG effective with signing
          -    Mastrangelo  will  report  direct  to  the  President  and  COO
          -    The title for this position will be National Director of Training
          - Mastrangelo will have a center under Chris Rucker's organization who was the person that referred him to RSG. Mastrangelo will focus his efforts on training and building his center.
          -    RGS  will  promote  distributor  relations  (for  example:
               Mastrangelo/Zufelt) for purposes of recruitment and development of downline distributorship.
          - Mastrangelo will receive stock for performance as outlined in this agreement


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
RESPONSIBILITIES  OF  RSG
-------------------------

1.     In  exchange  for  Masterangelo's  services  listed  above, RSG shall pay
Mastrangelo  $5,000  per  month paid to Enjoy Life, Inc. paid on a weekly basis.
2. A position is created under the Rucker organization and income generated by this center will be paid to Mastrangelo according to the compensation plan.
3. Mastrangelo must maintain his personal autoship to be eligible for the commissions created. Autoship will be waived for a three month period. Products will be provided for personal use for a three month period.
4. In the event Mastrangelo shall no longer be able, or no longer wishes, to perform the services as outlined above he will still be paid the income from that position in perpetuity as long as he maintains the qualifications.
5. At his option, Mastrangelo may choose to have said position put in his name or the name of an assignee.

   RSG shall also issue to Mastrangelo stock based on the following criteria:

---------------------------------------------------------------------
  5  5 Star   120  100    1,875    1,125      750    3,750     50,000
---------------------------------------------------------------------
  6  6 Star   120  100    5,000    3,000    2,000   10,000    100,000
---------------------------------------------------------------------
  7  7 Star   140  120    9,375    5,625    3,750   18,750    200,000
---------------------------------------------------------------------
  8  Emerald  140  120   37,500   22,500   15,000   75,000    300,000
---------------------------------------------------------------------
  9  Ruby     140  120  112,500   67,500   45,000  225,000    500,000
---------------------------------------------------------------------
 10  Diamond  140  120  287,500  172,500  115,000  575,000  1,000,000
---------------------------------------------------------------------

Two  consecutive  months  of  each  level  is  required  to  qualify.
All stock issued will be restricted for a period of one year from the date of issuance. Stock certificates will be issued on each level of monthly revenues described above reached within ten business days of the accomplishment.

6. All expenses for Masterangelo's services required shall be paid for by RSG. Said expenses are to include, but are not limited to, travel, meals, lodging, rental cars, airport parking, shuttle or taxi fees, long distance calls, mailings etc. Both parties shall agree upon all expenses before Mastrangelo incurs them. Cell phone flat rate of $170 will be paid by the RSG.
7. RSG will issue additional shares of stock based on the monthly Company revenues. Mastrangelo must be at level 8 or higher for two consecutive months to qualify for these shares.

Company  Revenues                     Shares
$250,000                              100,000
$500,000                              300,000
$1,000,000                            500,000
$2,000,000                            1,000,000
8. RSG will accept the training program developed by Mastrangelo and make it available for sale to the distributor base at $28.95. Adjustment to cost/payments may be made if agreed to by both parties. All money generated by the program will be paid direct to BusinessBuilder4U until the user level reaches 501.

9. There will be an initial fee of $5000 for building the training program paid up front to BusinessBuilder4You.


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
     10. When membership in this training program reaches a membership of 501, then RSG will receive $5.00 per member for each member at 501 and thereafter. MLMInternetMatrix/BB4U will pay RSG 7 business days after the close of each month.
     11. When the user level reaches 501, RSG will be given the $5,000 dollar investment back from MLMInternetMatrix. This payment will be made within fifteen business days of member 501 signing up for the training program.

This contract will be construed according to the laws of the State of Nevada and any disputes arising here from will be litigated in its courts.

This contract sets forth the entire understanding and agreement and is not subject to amendment or supplemental agreement except in writing and duly executed by both parties. This agreement shall be valid and binding only when signed by both an authorized agent for RSG and Mastrangelo.


Signed                                       Date
       ---------------------------------          -------------------
                David Mastrangelo


Signed The Right Solution Gateway

                                            Date
----------------------------------               -------------------
Rick Bailey President / CEO


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